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                                                                                                         Exhibit (e)(12)

                                                                                               REINSTATEMENT APPLICATION
[LOGO OF AIG]                                                                              FOR INDIVIDUAL LIFE INSURANCE

[_] AMERICAN GENERAL LIFE INSURANCE COMPANY, 2727-A Allen Parkway, Houston, TX 77019
[_] THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, 175 Water St, New York, NY 10038
A member of American International Group, Inc. (AIG)
Mailing Instructions: Send form(s) to P.O. Box 305355 . Nashville, TN 37230-5355
Faxing Instructions: Fax form(s) to 615-749-2941
________________________________________________________________________________________________________________________
The insurance company checked above ("Company") is responsible for the obligation and payment of benefits under any policy that it may issue. No other company is responsible for such obligations or payments.
________________________________________________________________________________________________________________________
POLICY NUMBER(S) _______________________________________________________________________________________________________

SECTION I - GENERAL INFORMATION:

  A. PRIMARY INSURED

First Name __________________________ MI ____ Last Name______________________ SSN ______________________________________
Gender [_] M [_] F Birthplace (US State, or country) ____________________________________ Date of Birth ________________
TOBACCO USE: Have you ever used any form of tobacco or nicotine products? ..............................  [_] yes [_] no
Type and Quantity used ______________________  If yes, a current user? [_] yes [_] no  If no, date of last use _________
U.S. Citizen or Permanent Resident (Green Card holder) [_] yes [_] no
If no, Country of Citizenship ____________________ Date of Entry __________ Visa Type __________ (Copy of Visa Required)

                                              [_] CHECK HERE IF NEW ADDRESS

Address _________________________________________________________ City ____________________ State______ ZIP ____________
Primary Phone ________________________ Alternate Phone___________________________ Email ________________________________
Employer _____________________________________________________     Occupation __________________________________________
Personal Earned Income $ __________ Net Worth $ ____________ Personal Earned Income means monies received for work performed.

  B. OTHER INSURED Complete if spouse or Additional Insured covered under the policy

First Name __________________________ MI ____ Last Name______________________ SSN ______________________________________
Relationship to Primary Insured_________________________________________________________________________________________
Gender [_] M [_] F Birthplace (US State, or country) ____________________________________ Date of Birth ________________
TOBACCO USE: Have you ever used any form of tobacco or nicotine products? ..............................  [_] yes [_] no
Type and Quantity used ______________________  If yes, a current user? [_] yes [_] no  If no, date of last use _________
U.S. Citizen or Permanent Resident (Green Card holder) [_] yes [_] no
If no, Country of Citizenship ____________________ Date of Entry __________ Visa Type __________ (Copy of Visa Required)
Address _________________________________________________________ City ____________________ State______ ZIP ____________
Primary Phone ________________________ Alternate Phone___________________________ Email ________________________________
Employer _____________________________________________________     Occupation __________________________________________
Personal Earned Income $ __________ Net Worth $ ____________ Personal Earned Income means monies received for work performed.

C. CHILD INFORMATION Complete information for all children covered by child rider

        Name: First, Middle Initial, Last        Age         Date       Gender    Height    Weight       Birth Weight
                                                           of Birth                                     (if less than
                                                                                                         1 year old)
        -------------------------------------  --------  ------------  --------  --------  ---------  ------------------
Child 1 _____________________________________  ________  ____________  ________  ________  _________  __________________

Child 2 _____________________________________  ________  ____________  ________  ________  _________  __________________

Child 3 _____________________________________  ________  ____________  ________  ________  _________  __________________

Child 4 _____________________________________  ________  ____________  ________  ________  _________  __________________


ICC15-108250                                           Page 1 of 4              [BAR CODE]                       Rev0516
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   D.  OWNER INFORMATION  Complete if the Primary Insured is not the Owner

First Name _________________________________________ MI _______ Last Name __________________________ SSN/TIN _______________________
                                           [_] CHECK HERE IF NEW ADDRESS
Address _____________________________________________________ City ____________________ State _____________ ZIP ____________________
Primary Phone ______________________ Alternate Phone________________________ Email ____________________________
If owner is a trust please designate information for the Name, Tax ID, Current Trustee and Date of Trust in the Special Remarks
section and complete the Certification of Trust.  If the owner is a business, complete the Business Certification

   E.  PREMIUM PAYMENT ENCLOSED
[_] yes   [_] no  Mode_________________________ Premium _______________________ Due Date _____________________
                  Amount $ ____________________ Check #________________________

____________________________________________________________________________________________________________________________________
SECTION II:
   A.  BACKGROUND INFORMATION - For all covered persons
COMPLETE QUESTIONS 1 THROUGH 12 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THE POLIC(IES) SHOWN ABOVE. IF AN ANSWER OF YES
APPLIES TO ANY INSURED PROVIDE DETAILS. YOU MAY BE ASKED TO COMPLETE AND SUBMIT AN ADDITIONAL FORM.
   1.  Have you ever used cocaine, heroin, methamphetamine, hallucinogens, stimulants or any other habit-forming
       drug except as prescribed by a medical professional?.......................................................   [_] yes  [_] no
   2.  Have you ever sought or received medical advice, counseling or treatment by a medical professional to
       discontinue or reduce the use of alcohol or drugs, including prescribed controlled substances?.............   [_] yes  [_] no
   3.  In the past five years, have you pled guilty or been convicted of any driving violations to include
       driving under the influence of alcohol or drugs?...........................................................   [_] yes  [_] no
   4.  In the past five years, have you flown as a pilot, student pilot or crew member of any aircraft, or have
       any intention to do so in the next two years?..............................................................   [_] yes  [_] no
   5.  In the past five years, have you engaged in motor sports events or racing (auto, truck, motorcycle, boat, etc.); rock or mountain climbing; skin or scuba diving; aeronautics (hang-gliding, sky diving, parachuting,
       ultra light, soaring, ballooning,) or have any intention to do so in the next two years? ..................   [_] yes  [_] no
   6.  Do you intend to travel or reside outside of the United States or Canada within the next two years?........   [_] yes  [_] no
   7.  Have you ever requested or received a pension, benefits, or payments because of an injury, sickness,
       or disability in the past 5 years?.........................................................................   [_] yes  [_] no
   8.  Have you ever filed for bankruptcy, or have the intention to seek bankruptcy protection within the next
       12 months?.................................................................................................   [_] yes  [_] no
   9.  Have you ever been convicted of, or currently charged with, a felony or misdemeanor?.......................   [_] yes  [_] no
   10. Is there an intention that any party, other than the Owner or Beneficiary, will obtain any right, title,
       or interest in any policy issued on the life of any Proposed Insured as a result of this application?......   [_] yes  [_] no
   11. Does the Owner or any Proposed Insured intend to finance any of the premium required to pay for this
       policy through a financing or loan agreement?..............................................................   [_] yes  [_] no
   12. Is the Owner, any Proposed Insured, or any person or entity, being paid (cash, services, etc) as an
       incentive to enter into this transaction?..................................................................   [_] yes  [_] no

   DETAILS: ________________________________________________________________________________________________________________________

   _________________________________________________________________________________________________________________________________

   _________________________________________________________________________________________________________________________________

   B.  EXISTING COVERAGE
   1. DOES ANY PROPOSED INSURED HAVE ANY EXISTING LIFE INSURANCE POLICIES? .....................................    [_]  yes  [_] no
   2. IF QUESTION 1 IS ANSWERED "YES", PLEASE PROVIDE THE FOLLOWING INFORMATION:

          NAME OF             TYPE           YEAR        FACE      INSURANCE     CONTRACT OR
      PROPOSED INSURED     (SEE BELOW)     OF ISSUE     AMOUNT      COMPANY       POLICY #
   _____________________  ______________  ___________  __________  ____________  ____________

   _____________________  ______________  ___________  __________  ____________  ____________

TYPE:  I= individual, B= business, G= group


ICC15-108250                                                   Page 2 of 4                     [BAR CODE]                    Rev0516
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   C. MEDICAL INFORMATION
   1. PRIMARY INSURED: Height ____ft ____in Weight _____ lbs  Change of weight in last year? [_] None Gain: ____ lbs Loss: ____ lbs
      OTHER INSURED:   Height ____ft ____in Weight _____ lbs  Change of weight in last year? [_] None Gain: ____ lbs Loss: ____ lbs
   2. Name and address of personal physician
      PRIMARY INSURED: _____________________________________________________________________________________________________________
      OTHER INSURED: _______________________________________________________________________________________________________________
   3. Date, reason, findings and treatment at last visit
      PRIMARY INSURED: _____________________________________________________________________________________________________________
      OTHER INSURED: _______________________________________________________________________________________________________________
COMPLETE QUESTIONS 4 THROUGH 8 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY INSURED
PROVIDE DETAILS SUCH AS DATE OF FIRST DIAGNOSIS, NAME AND ADDRESS OF DOCTOR, TESTS PERFORMED, TEST RESULTS, MEDICATION(S) OR
RECOMMENDED TREATMENT.
4. HAVE YOU EVER BEEN DIAGNOSED AS HAVING, BEEN TREATED FOR, OR CONSULTED A MEMBER OF THE MEDICAL PROFESSION FOR:
   A. coronary artery disease, heart attack, chest pain, shortness of breath, irregular heartbeat, heart murmur, or other disorder or disease of the heart? .................................................................... [_] yes [_] no
   B. blood clot, clotting disorder, aneurysm, stroke, transient ischemic attack (TIA), peripheral vascular disease, or other disease, disorder or blockage of the arteries or veins? ..................................... [_] yes [_] no
   C. cancer, leukemia, lymphoma, tumors or growths, masses, cysts or other similar abnormalities? .................. [_] yes [_] no
   D. pituitary, thyroid, adrenal, or disease or disorder of any other glands? ...................................... [_] yes [_] no
   E. anemia, hemophilia, sickle cell anemia, or other disease or disorder of the blood, lymphatic system or immune system? ............................................................................................. [_] yes [_] no
   F. colitis, Crohn's disease, hepatitis, colon polyps, or any disorder of the throat, esophagus, gall bladder, stomach, liver, pancreas or intestine? .......................................................... [_] yes [_] no
   G. disorder of the kidneys, bladder, prostate or reproductive organs or protein or blood in the urine? ........... [_] yes [_] no
   H. asthma, chronic bronchitis, emphysema, chronic obstructive pulmonary disease (COPD), cystic fibrosis, sleep apnea or other breathing or lung disorder? .............................................................. [_] yes [_] no
   I. seizures, cerebral palsy, Down syndrome, autism spectrum disorder, Parkinson's disease, multiple sclerosis, severe headaches, disorder or injury of the brain, spinal cord or nervous system? ............................. [_] yes [_] no
   J. attention deficit hyperactivity disorder (ADHD), memory loss, dementia or Alzheimer's disease? ................ [_] yes [_] no
   K. anxiety, eating disorder, depression, suicide attempt, bipolar disease, post-traumatic stress disorder (PTSD), hallucinations, psychosis, schizophrenia, or other psychiatric conditions? .................................... [_] yes [_] no
   L. arthritis, muscle disorders, Amyotrophic Lateral Sclerosis (ALS), fibromyalgia, muscular dystrophy, chronic pain, connective tissue disease, autoimmune disease or other bone or joint disorders? ................. [_] yes [_] no
   M. glaucoma, macular degeneration, optic neuritis or any disorder of the eyes, ears or skin? ..................... [_] yes [_] no
      DETAILS:______________________________________________________________________________________________________________________
              ______________________________________________________________________________________________________________________
5. Other than previously stated, have you taken any medications, had treatment or therapy or been under medical observation within the past 12 months? ........................................................................... [_] yes [_] no
      DETAILS:______________________________________________________________________________________________________________________
              ______________________________________________________________________________________________________________________
6. Have you ever tested positive for the Human Immunodeficiency Virus (HIV) or been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS)? ............................... [_] yes [_] no
      DETAILS:______________________________________________________________________________________________________________________
              ______________________________________________________________________________________________________________________
7. Other than previously stated, in the past 5 years, have you been advised by a member of the medical profession concerning any abnormal diagnostic test results, been advised to see a specialist, or been advised to have any diagnostic test, hospitalization, surgery, or treatment that was NOT completed (except for those tests related to the Human Immunodeficiency Virus), or do you have any test results pending? ...................................... [_] yes [_] no
      DETAILS:______________________________________________________________________________________________________________________
              ______________________________________________________________________________________________________________________
8. Within the last 5 years have you been treated for or been diagnosed by a member of the medical profession for any other medical, physical, or psychological condition NOT disclosed above? ..................................... [_] yes [_] no
      DETAILS:______________________________________________________________________________________________________________________
              ______________________________________________________________________________________________________________________
D. SPECIAL REMARKS: USE THIS SPACE TO PROVIDE ANY ADDITIONAL COMMENTS OR REMARKS NOT GIVEN IN DETAIL ABOVE
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________


                                                                              [BAR CODE]
ICC15-108250                                                    Page 3 of 4                                                  Rev0516
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   AGREEMENT, AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AND SIGNATURES

   I, the Primary Insured (and any Owner or Other Insured signing below) acknowledge that I have read the statements contained in this application and any attachments or they have been read to me. My answers to the questions in this application are true and complete to the best of my knowledge and belief. I understand that no information about me will be considered to have been given to the Company by me unless it is stated in the application. I agree to notify the Company of any changes in the statements or answers given in the application between the time of application and delivery of any policy. I understand that any misrepresentation contained in this application and relied on by the Company may be used to reduce or deny a claim or void the policy if: (1) such misrepresentation materially affects the acceptance of the risk; and (2) the policy is within its contestable period.

   I understand and agree that no agent is authorized to accept risks or pass upon insurability, make or modify contracts, or waive any of the Company's rights or requirements.

   I have received a copy of or have been read the Notices to the Proposed Insured(s).

   I authorize any medical professional; any hospital, clinic or other health care facility; any pharmacy benefit manager or prescription database; any insurance or reinsurance company; any consumer reporting agency or insurance support organization; my employer; the Medical Information Bureau (MIB); or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability, or that of any minor child for whom application for insurance is being made, to disclose and give to the Company, its legal representatives, its affiliated service companies, and its affiliated insurers all information they have pertaining to: medical consultations; treatments; surgeries; hospital confinements for physical and/or mental conditions; use of drugs or alcohol; drug prescriptions; or any other information concerning me, or any minor child for whom application for insurance is being made. Other information may include, but is not limited to, items such as: personal finances including credit as permitted; habits; hazardous avocations; motor vehicle records from the Department of Motor Vehicles; court records; or foreign travel, etc.

   I understand that the information obtained will be used by the Company to determine: (1) eligibility for insurance; (2) eligibility for benefits under an existing policy; and (3) verification of answers and statements on this application. I further authorize the Company to conduct a media or electronic search on me. Any information gathered during the evaluation of my application may be disclosed to: other insurers to whom I may apply for coverage; reinsurers; the MIB; other persons or organizations performing business or legal services in connection with my application or claim; me; any physician designated by me; or any person or entity required to receive such information by law or as I may further consent.

   I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent. I understand this consent may be revoked at any time by sending a written request to the Company, Attn: Underwriting Department at P.O. Box 1931, Houston, TX 77251-1931. This consent will be valid for 24 months from the date of this application or for such other period permitted by applicable state law where the policy is issued. I agree that a copy of this consent will be as valid as the original. I authorize the Company, its affiliated insurers, and its affiliated service companies to obtain an investigative consumer report on me. I understand that I may: (1) request to be interviewed for the report; and (2) upon written request, receive a copy of such report.

[_]  Check if you wish to be interviewed.

FRAUD: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

________________________________________________________________________________
IRS CERTIFICATION: Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding (enter exempt payee code*, if applicable: _____), OR (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person*, and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (enter exemption from FATCA reporting code, if applicable: _____). **Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. *See General Instructions provided on the IRS Form W-9 available from IRS.gov. ** If you can complete a Form W-9 and you are a U.S. citizen or U.S. resident alien, FATCA reporting may not apply to you. Please consult your own tax advisors.
________________________________________________________________________________

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

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OWNER SIGNATURE                                     AGENT(S) SIGNATURE(S)
--------------------------------------------------  I certify that the information supplied has been truthfully and accurately
X                                                   recorded on this application.
--------------------------------------------------  AGENT NAME (printed)
                                                                         ----------------------------
OWNER TITLE                                         AGENT SIGNATURE X
            --------------------------------------                     ------------------------------
            (If Corporate Officer or Trustee)       ORIGINAL ISSUING CODE
                                                                          ---------------------------
OWNER SIGNED AT (city, state)                       LOCAL OFFICE
                              --------------------               ------------------------------------
OWNER SIGNED ON (date)                              AGENCY NUMBER
                       ---------------------------                -----------------------------------
PRIMARY INSURED SIGNATURE (if other than Owner)     OTHER INSURED SIGNATURE
--------------------------------------------------  -------------------------------------------------

X                                                    X
--------------------------------------------------   ------------------------------------------------
(If under age 16, signature of parent or guardian)    (If under age 16 and coverage exceeds $500,000,
                                                         signature of both parents required.)
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                                                           [BAR CODE]
ICC15-108250                            Page 4 of 4                      Rev0516

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[LOGO OF AIG]                                                HIPAA AUTHORIZATION

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT ("HIPAA")
AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
                                                                /      /
---------------------------------------------------------    ---------------
NAME OF INSURED/PROPOSED INSURED (PLEASE PRINT)               DATE OF BIRTH

I, the Insured/Proposed Insured above or the Insured/Proposed Insured's Personal Representative acting on behalf of the Insured/Proposed Insured, hereby authorize all of the people and organizations listed below to give American General Life Insurance Company ("AGL"), The United States Life Insurance Company in the City of New York ("US Life"), and any affiliated company, (AGL, US Life and affiliated companies collectively the "Companies"), and their authorized representatives, including agents and insurance support organizations, (collectively, the "Recipient"), the following information:
   . any and all information relating to my health (except psychotherapy notes) and my insurance policies and claims, including, but not limited to, information relating to any medical consultations, treatments, or surgeries; hospital confinements for physical and mental conditions; use of drugs or alcohol; drug prescriptions; and communicable diseases including HIV or AIDS; and
   . information about me, including my name, address, telephone number, gender and date of birth
I hereby authorize each of the following entities ("Providers") to provide the information outlined above:
   .  any physician, nurse or medical practitioner or practitioner group;
   . any hospital, clinic, other health care facility, pharmacy, or pharmacy benefit manager;
   . any insurance or reinsurance company (including, but not limited to, the Recipient or any of the Companies (as defined above) which may have provided me with life, accident, health, and/or disability insurance coverage, or to which I may have applied for insurance coverage, but coverage was not issued);
   .  any consumer reporting agency or insurance support organization;
   . my employer, group policy holder, or benefit plan administrator; and . the Medical Information Bureau (MIB).
I understand that the information obtained will be used by the Recipient to:
   .  determine my eligibility for insurance;
   .  underwrite my application for insurance;
   .  determine my eligibility for benefits;
   . if a policy is issued, determine my eligibility for benefits and contestability of the policy; and
   . detect fraud or abuse or for compliance activities, which may include disclosure to MIB and participation in MIB's fraud prevention or fraud detection programs.
I hereby acknowledge that the Companies are subject to certain federal privacy regulations. I understand that information released to the Recipient will be used and disclosed as described in the Notice of Health Information Privacy Practices, but that upon disclosure to any person or organization that is not a health plan or health care provider, the information may no longer be protected by federal privacy regulations.
I understand that the Recipients requesting access to my (electronic or paper) medical records are acting as a patient authorized representative and will attempt to access my medical records in an efficient manner, including electronic interchange through a Health Information Exchange or directly through my Providers' electronic health record system. I may revoke this authorization at any time, except to the extent that action has been taken in reliance on this authorization or other law allows the Recipient to contest a claim under the policy or to contest the policy itself, by sending a written request to:
American General Life Companies Service Center, P.O. Box 9000, Amarillo, TX 79105-9000. I understand that my revocation of this authorization will not affect uses and disclosures of my health information by the Recipient for purposes of underwriting, claims administration and other matters associated with my application for insurance coverage and the administration of any policy issued as a result of that application. I understand that the signing of this authorization is voluntary; however, if I do not sign the authorization, the Companies may not be able to obtain the information necessary to consider my application.
This authorization will be valid for 24 months. A copy of this authorization will be as valid as the original. I understand that I am entitled to receive a copy of this authorization.

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SIGNATURE OF INSURED/PROPOSED INSURED OR INSURED/PROPOSED           RELATIONSHIP
INSURED'S PERSONAL REPRESENTATIVE                                                -------------------------------------------
                                                                    DESCRIPTION OF AUTHORITY OF PERSONAL REPRESENTATIVE
---------------------------------------------------------
                                                                    (if applicable)
X                                                                                     --------------------------------------
---------------------------------------------------------           --------------------------------------------------------
SIGNED ON (date)                                                    CONTROL NUMBER/POLICY NUMBER
                -----------------------------------------                                       ----------------------------
SIGNOR NAME (printed)
                     ------------------------------------            -------------------------------------------------------
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                                          [BAR CODE]
                                                              AGLC100633 Rev0716